EXHIBIT 10.1

FORM OF AMENDED AND RESTATED CLASS A DISTRIBUTION PLAN

[TRUST],

on behalf of [FUND]

Preamble to Amended and Restated Distribution Plan

The following Amended and Restated Distribution Plan (the “Amended Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by [TRUST] (the “Trust”) for the use of the Class A shares of its series, [FUND] (the “Fund”), which amends and restates the prior Distribution Plan (which, together with the Amended Plan are referred to as the “Plan”) which took effect on the date the Class A shares of the Fund were first offered for sale (the “Effective Date of the Plan”).1 The Plan has been approved by a majority of the Board of Trustees of the Trust (the “Board”), including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Plan.

In reviewing the Plan, the Board considered the schedule and nature of payments and terms of the Investment Management Agreement between the Trust, on behalf of the Fund, and [ADVISER] (the “Manager”) and the terms of the Distribution Agreement between the Trust, on behalf of the Fund, and Franklin/Templeton Distributors, Inc. (“Distributors”). The Board concluded that the compensation of the Manager, under the Investment Management Agreement, and of Distributors, under the Distribution Agreement, was fair and not excessive; however, the Board also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Fund to the Manager, Distributors, or others or by the Manager or Distributors to others may be deemed to constitute distribution expenses of the Fund. Accordingly, the Board determined that the Plan should provide for such payments and that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

AMENDED AND RESTATED DISTRIBUTION PLAN

[1]

This language will read as follows for Franklin Mutual Recovery Fund to reflect its status as an closed-end fund operating as an interval fund pursuant to exemptive relief from the Securities and Exchange Commission: “The following Amended and Restated Distribution Plan (the “Amended Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Franklin Mutual Recovery Fund (the “Trust”) as if Rule 12b-1 applied to the Trust, a closed-end management investment company, in compliance with the conditions imposed in an Order of Exemption from certain provisions of the 1940 Act, granted on October 21, 2003, by the U.S. Securities and Exchange Commission (the “Order”), for the use of the Class A shares of the Trust. This Amended Plan amends and restates the prior Distribution Plan (which, together with the Amended Plan are referred to as the “Plan”) which took effect on the date the Class A shares of the Trust were first offered for sale (the “Effective Date of the Plan”). Under the Order, the Trust may offer and sell shares of different classes of the Trust with varying distribution related charges in compliance with Rules 12b-1, 18f-3 and 6c-10 under the 1940 Act and other conditions of the Order, as if the Trust were an open-end management investment company.” Other similar conforming changes will be made as needed to the Amended Plan for Franklin Mutual Recovery Fund.

1. The Trust, on behalf of the Fund, shall reimburse Distributors or others for all expenses (subject to the limitations described below) incurred by Distributors or others in the promotion and distribution of the Class A shares of the Fund, as well as for shareholder services provided for existing shareholders of the Fund. Distribution expenses may include, but are not limited to, the printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature (and any related expenses), advertisements, and other distribution-related expenses; certain promotional distribution charges paid to broker-dealer firms or others, or for participation in certain distribution channels (otherwise referred to as marketing support), including business planning assistance, advertising, educating dealer personnel about the Fund and shareholder financial planning needs, placement on dealers’ lists of offered funds, access to sales meetings, sales representatives and management representatives of dealers, participation in and/or presentation at conferences or seminars, sales or training programs for invited registered representatives and other employees, client and investor events and other dealer sponsored events, and ticket charges; or payment of dealer commissions and wholesaler compensation in connection with sales of the Fund’s Class A Shares exceeding $1 million (for which the Fund imposes no sales charge). Shareholder service expenses may include, but are not limited to, the expenses of assisting in the establishment and maintenance of customer accounts and records, assisting with purchase and redemption requests, arranging for bank wires, monitoring dividend payments from the Fund on behalf of customers, forwarding certain shareholder communications from the Fund to customers, receiving and answering correspondence, and aiding in the maintenance of investments of their respective customers in the Fund. These expenses may also include any distribution or service fees paid to securities dealers or their firms or others. Agreements for the payment of distribution and service fees to securities dealers or their firms or others shall be in a form which has been approved from time to time by the Board, including the Independent Trustees.

2. The maximum amount which may be reimbursed by the Trust, on behalf of the Fund, to Distributors or others pursuant to Paragraph 1 herein shall be [    ]% per annum of the average daily net assets of the Fund. Said reimbursement shall be made quarterly by the Fund to Distributors or others.

3. In addition to the payments which the Trust, on behalf of the Fund, is authorized to make pursuant to paragraphs 1 and 2 hereof, to the extent that the Trust, on behalf of the Fund, the Manager, Distributors or other parties on behalf of the Fund, the Manager or Distributors make payments that are deemed to be payments by the Fund for the financing of any activity primarily intended to result in the sale of shares issued by the Fund within the context of Rule 12b-1 under the Act, then such payments shall be deemed to have been made pursuant to the Plan.

In no event shall the aggregate asset-based sales charges which include payments specified in paragraphs 1 and 2, plus any other payments deemed to be made pursuant to the Plan under this paragraph, exceed the amount permitted to be paid pursuant to the Rule 2830(d) of the Conduct Rules of the National Association of Securities Dealers, Inc. or any successor thereto.

4. Distributors shall furnish to the Board, for its review, on a quarterly basis, a written report of the monies reimbursed to it and to others under the Plan, including the purposes thereof, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan in order to enable the Board to make an informed determination of whether the Plan should be continued.

5. The Plan, and any agreements related to this Plan, shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan and any related agreements.

6. The Plan may be terminated at any time by vote of a majority of the Independent Trustees or by vote a majority of the outstanding voting securities of the Fund, as and to the extent required by the Act and the rules thereunder, including Rule 18f-3(a)(3).

7. Any agreement related to this Plan:

(a)

may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote a majority of the outstanding voting securities of the Fund on not more than sixty (60) days’ written notice to any other party to the agreement; and

(b)	will automatically terminate in the event of its assignment (as defined in the Act).

8. The Plan may not be amended to increase materially the amount to be spent for distribution pursuant to Paragraph 2 hereof without approval by a majority of the Fund’s outstanding voting securities (as and to the extent required by the Act and the rules thereunder, including Rule 18f-3(a)(3)).

9. All material amendments to the Plan shall be approved by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

10. So long as the Plan is in effect, the Board shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the Act, including that the selection and nomination of the Trust’s Independent Trustees shall be committed to the discretion of such incumbent Independent Trustees.

This Amended Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust and Distributors as evidenced by their execution hereof.

[TRUST]
on behalf of [FUND]

By:
Title:

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:
Title:

Dated: